                                                                   Exhibit 4.15B





================================================================================


                             SUPPLEMENTAL AGREEMENT

                                      NO. 1

                                       TO

            PURCHASE CONTRACT AGREEMENT DATED AS OF OCTOBER 31, 2001

                                     BETWEEN

                                 MOTOROLA, INC.

                                       AND

                FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION,
                           AS PURCHASE CONTRACT AGENT


================================================================================

         SUPPLEMENTAL AGREEMENT NO. 1 (this "SUPPLEMENTAL AGREEMENT"), dated as of December 21, 2001, to that certain Purchase Contract Agreement dated as of October 31, 2001 (the "AGREEMENT"), between Motorola, Inc., a Delaware corporation (the "COMPANY"), and First Union Trust Company, National Association, a national banking association, as purchase contract agent (the "AGENT") for the Holders described in the Agreement.

                                   WITNESSETH:


         WHEREAS, pursuant to the Agreement, the Company issued $1,200,000,000 aggregate stated amount of its Equity Security Units;

         WHEREAS, the Company and the Agent desire to amend the Agreement to correct a definition in the Agreement that is currently inconsistent with another definition in the Agreement;

         WHEREAS, Section 8.1(e) of the Agreement provides a manner by which the Agreement may be amended by the Company and the Agent, without the consent of any Holders, in order to, among other things, correct or supplement any provisions in the Agreement inconsistent with any other provisions, provided such action does not adversely affect the interests of the Holders; and

         WHEREAS, pursuant to and in accordance with Section 8.1(e) of the Agreement the Company and the Agent have determined that this Supplemental Agreement does not adversely affect the interests of the Holders and the Company and the Agent have agreed to enter into this Supplemental Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. AMENDMENT.

         1.1 AMENDMENT. Pursuant to Section 8.1(e) of the Agreement, Section 1.1 of the Agreement is hereby amended by deleting the definition of "Redemption Amount" in its entirety and replacing it with the following:

             "Redemption Amount" means, in the case of a Tax Event Redemption occurring prior to a successful remarketing of the Notes, for each Note, the product of (i) the principal amount of such Note and (ii) a fraction whose numerator is the applicable Treasury Portfolio Purchase Price and whose denominator is the aggregate principal amount of Notes outstanding on the Tax Event Redemption Date, and in the case of a Tax Event Redemption occurring after a successful remarketing of the Notes, for each Note, the par value of the Notes.

         Section 2. MISCELLANEOUS.

         2.1. GOVERNING LAW. THIS SUPPLEMENTAL AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

         2.2. CONFIRMATION OF THE AGREEMENT. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         2.3. MULTIPLE COUNTERPARTS. The parties may sign multiple counterparts of this Supplemental Agreement. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

         2.4. SEPARABILITY. Each provision of this Supplemental Agreement shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Supplemental Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         2.5. HEADINGS. The captions of the various section headings of this Supplemental Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         2.6. THE AGENT. The Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Agreement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

         2.7. DEFINITIONS. All terms defined in the Agreement shall have the same meaning in this Supplemental Agreement unless otherwise defined herein.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto caused this Supplemental Agreement to be duly executed as of the day and year first above written.


                                         MOTOROLA, INC.


                                         By: /s/ Carl F. Koenemann
                                             ------------------------------
                                             Name:  Carl F. Koenemann
                                             Title: Executive Vice President
                                                    and Chief Financial Officer


                                         FIRST UNION TRUST COMPANY, NATIONAL
                                         ASSOCIATION, as Purchase Contract Agent


                                         By: /s/ Edward L. Truitt, Jr.
                                             -------------------------------
                                             Name:  Edward L. Truitt, Jr.
                                             Title: Vice President